Exhibit 99.1

RBC Capital Markets 2008 Technology, Media & Communications Conference August 2008

2 Safe-Harbor Statement This presentation includes certain "forward-looking statements" including, without limitation, statements under the headings “Growing Revenue”, “Growing Non-GAAP Operating Margin”, “Growing Non-GAAP EPS”, and “Long-Term Growth Strategy” that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forwardlooking statements. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts. These statements are sometimes identified by words such as “add”, “continue” and “forge” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com’s actual results could differ materially from those anticipated in these forward-looking statements. These statements are based on our current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, our ability to integrate the Website Pros and Web.com businesses, our ability to maintain our sales efficiency, our ability to maintain our existing, and develop new, strategic relationships, the number of our net subscriber additions and our monthly customer turnover. These and other risk factors are set forth under the caption "Risk Factors" in Web.com’sQuarterly Report on Form 10-Q for the quarter ended June 30, 2008, as filed with the Securities and Exchange Commission, which is available on a Website maintained by the Securities and Exchange Commission at www.sec.gov. Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

3 Web.com Company Overview The Leader in Online Marketing for Small Businesses + Founded 1997 + Over 270,000 paid subscribers as of June 30, 2008 + $112 million Last 12-Month (LTM) Revenue + Strong margin and cash flow expansion + Approximately $1 billion in eCommerce transactions facilitated annually + Target Customer: 27 million Small and Medium-Sized Businesses (SMB) + Headquarters in Jacksonville, FL + NASDAQ: WWWW

4 A Massive Market Opportunity

5 What Problem Are We Solving? Small businesses need help navigating the online world: + They’re focused on running their business; limited time; lack of expertise + Requires online marketing experts to help them succeed + Web.com offers complete solutions and customer support to ensure help success + SMBs willing to pay for high value delivered + Measuring success one lead, call or email at a time

6 Web.com Comprehensive Online Marketing Solution

7 Solutions For Every Type of Need

8 Delivering Real Results for our Customers

9 A Multi-Channel Customer Acquisition Strategy

10 SMB Online Marketing Universe

11 Long-Term Growth Strategy + Continue to expand sales channels + Add vertical market solutions + Augment SEM/SEO strategy + Add more high-ARPU (average revenue per user) value-add solutions + Forge relationships with like-minded partners with focus on SMBs + Up-sell universe of existing customers + Adapt as needed with macro-economic conditions

12 Growing Revenue

13 Growing Non-GAAP Operating Margin Non-GAAP operating margin excludes the effect of stock-based compensation, amortization of intangibles, non-recurring restructuring charges and revenue eliminated in purchase accounting. During the second quarter of 2008, Web.com had a GAAP Operating Margin of 4%. *2007 Non-GAAP Operating Margin impacted by merger-related expenses

14 Growing Non-GAAP EPS Non-GAAP Net Income and Non-GAAP Net Income Per Share.  The Company excludes from non-GAAP net income and non-GAAP net income per share amortization of intangibles, income tax expense, fair value adjustment to deferred revenue and stock based compensation, and includes cash income tax expense, because management believes that excluding such measures helps investors better understand the Company’s operating activities.

15 Web.com Investment Highlights + Massive number of small businesses moving online + Web.com is the leader in small business online marketing + Offers complete solution for any SMB online marketing needs + One of very few companies to achieve high margins addressing SMB online marketing + Very few public pure-plays on SMB online marketing + Unique, scalable platform capable of managing thousands of websites and campaigns daily while providing complete feedback loop to customers

RBC Capital Markets 2008 Technology, Media & Communications Conference August 2008